AGREEMENT FOR PURCHASE OF LLC INTEREST

THIS AGREEMENT FOR PURCHASE OF LLC INTEREST (this “Agreement”) is dated as of March 31, 2021 (the “Effective Date”), and is made and entered into by and between Juva Life, Inc., a California corporation (“Seller”) and Baja Investment Partners, LLC, a California limited liability company (“Buyer”), in connection with Seller’s transfer of all of its interest in VG Enterprises, LLC, a California limited liability company (the “Company”) to Buyer.  Buyer and Seller are collectively referred to as “Parties”.

RECITALS

WHEREAS, Seller one hundred percent (100%) of the Membership Interest in Company (the “Membership Interest”);

WHEREAS, Company has received approval of Commission Use Permit (the “Permit”) pursuant to Stockton Municipal Code Section 16.80.195 [EXHIBIT A] to operate cannabis cultivation facility in the City of Stockton at 1903 Navy Dr., Stockton, CA 95206 (the “Premises”);

WHEREAS, Buyer acknowledges and understands that Seller and Company do not have a City of Stockton Business License for Company to operate a cannabis cultivation facility at the Premises;

WHEREAS, Buyer acknowledges and understands that Seller and Company do not have a City of Stockton Operator Permit License for Company to operate a cannabis cultivation facility at the Premises;

WHEREAS, concurrently with this Agreement, Buyer will be executing a “Standard Industrial/Commercial Single-Tenant Lease – Net” and Addendum (collectively “Lease”) for the Premises;

WHEREAS, Buyer acknowledges and understands that Seller and Company do not have a California State License for Company to operate a cannabis cultivation facility at the Premises;

WHEREAS, Buyer acknowledges and understands that Company does not have any inventory or plants;

WHEREAS, Buyer acknowledges and understands that Seller and Company, and each of them, have not met all of the conditions set forth in the Permit and that, before it can obtain a State License, Buyer must meet the conditions set forth therein in order to obtain the local authorization required for a California State License;

WHEREAS, Buyer acknowledges and understands that Company has not conducted business operations and, therefore, inventory, goodwill, accounts receivables, etc., are not part of this transaction; and
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WHEREAS, Buyer desires to purchase from Seller, and Seller desire to sell to Buyer, the Membership, subject to terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, and agreements set forth above and in the body of this Agreement, upon the terms and subject to the conditions hereinabove and hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I
SALE AND PURCHASE

1.1  Sale and Purchase of Seller’s Interest. On the Effective Date, Seller shall sell, assign, and transfer to Buyer all of the Seller’s Interest in the Company, and Buyer shall purchase, acquire, and accept the Seller’s Interest from Seller, all upon the terms and conditions set forth in this Agreement.

1.2  Purchase Price. The purchase price for the Seller’s Interest is One Million, One Hundred Thousand Dollars ($1,100,000.00) (the “Purchase Price”).

1.3  Payment of the Purchase Price.

1.3.1
Down Payment. On the Effective Date, Seller shall deliver to Buyer, by wire transfer, a down payment for of the Purchase Price in the amount of Two Hundred and Seventy-Five Thousand Dollars ($275,000.00) (“Down Payment”).

1.3.2
Equity Promissory Note. On the Effective Date, Seller shall deliver to Buyer a Secured Promissory Note in the form of that attached hereto as EXHIBIT B (the “Promissory Note”) in the amount of Eight Hundred Twenty-Five Thousand Dollars ($825,000.00). The Promissory Note shall be secured by a pledge of Buyer’s entire ownership interest in the Company, which pledge agreement shall be in the form of that attached hereto as EXHIBIT C (the “Security Agreement”), and shall be guaranteed by Samuel Chavez and Elian Zepeda (“Buyer’s Members”), and each of them, in the form of that attached hereto as EXHIBIT D (the “Personal Guaranty”). Buyer shall also deliver to Seller a signed UCC-1 Statement, suitable for filing in the State of California [EXHIBIT J].

ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Seller hereby represents and warrants to Buyer, and covenants with Buyer, as follows:

2.1  Authority and Capacity.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of California and has all requisite power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  All approvals and consents of persons necessary to approve the transfer set forth herein have been obtained.

2.2  Agreement Will Not Cause Breach or Violation.  The execution, delivery and performance of this Agreement by Seller does not and the consummation of the transaction contemplated hereby will not (a) conflict with any provision of Seller’s charter documents; (b) result in a breach of or default under any other agreement to which Seller is a party or by which it is bound; or (c) violate any law applicable to Seller or any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body applicable to or binding upon Seller.
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2.3  Binding Agreement.  This Agreement has been duly and validly executed and delivered by Seller and constitutes Seller’s valid and binding agreement, enforceable against Seller in accordance with and subject to its terms.

2.4  Title to Seller’s Interest.  Seller is the lawful record and beneficial owner of all of Seller’s interest in Company, free and clear of any liens, claims, agreements, charges, security interests and encumbrances whatsoever.  Upon payment of the Fourth Payment, the Operating Agreement of the Company showing ownership of the membership interests of the Company shall be amended to memorialize this transaction and to show that Buyer owns 100% of the membership interests in the Company, subject to the terms of this Agreement.  Seller shall sign such documents and provide such certificates as may be required to evidence the transfer of Seller’s interest to Buyer.

2.5  Absence of Liabilities. To the actual knowledge of the Seller, without duty of inquiry or investigation, there are no material debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, that are not reflected on the Company’s balance sheet.

2.6  Compliance with Laws. To the actual knowledge of the Seller, the Company has not received notice that it is in violation of any applicable federal, state, or local statute, law, ordinance, or regulation affecting the operation of the Company’s business.

2.7  Absence of Litigation. To the actual knowledge of the Seller, the Company has not received notice of any pending or threatened suit, action, arbitration, or legal or administrative proceeding or investigation affecting the Company or its business.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

3.1  Authority and Capacity of Buyer; No Default of Company. Buyer has all requisite power, authority and legal capacity to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

3.2  Binding Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes Buyer’s valid and binding agreement, enforceable against Buyer in accordance with and subject to its terms.

3.3 No Conflicts; Consents. Except as contemplated by this Agreement and the consummation of the transactions contemplated hereby, this Agreement will not: (i) violate or conflict with any provision of the organizational documents, as amended, of the Buyer; (ii) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, permit, decree, ruling, charge, or other restriction of any government, governmental agency, court or arbitrator to which the Buyer or any of its assets are subject; (iii) conflict with, result in a breach of, constitute a default under (or with notice or the lapse of time or both could result in a breach of or constitute a default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or bound or to which any of its assets are subject; (iv) result in or require the creation or imposition of any lien, security interest or encumbrance in, to or on any of the properties of the Buyer; or (v) require the Buyer to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order to consummate the transactions contemplated by this Agreement.
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3.4 Buyer’s Knowledge of Company. Buyer is completely familiar with the business, cannabis laws and regulations, technologies, financial condition, risks, and prospects of the Company, and Seller has made no representation or warranty regarding the Company, its business, cannabis laws and regulations, technologies, financial condition or prospects. Seller is selling Seller’s Interest without representation, warranty, promise, or guarantee of any kind or nature (except as set forth herein), and Buyer is purchasing Seller’s Interest based entirely on Buyer’s knowledge of the Company, and without reliance on any information or representations made or allegedly made by Seller, its employees or agents.

3.5  Investment Representations. Buyer is acquiring the Seller’s interest in Company for Buyer’s own account and is not acquiring the Seller’s interest with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

ARTICLE IV
DUE DILIGENCE AND DISCLAIMER OF WARRANTIES

4.1 Access; Due Diligence.  Seller has, concurrently with or prior to the execution of this Agreement, provided Buyer with (i) a copy of the Company’s Tax Returns; (ii) proof of payment of the Company’s taxes, as applicable; and (iii) Company’s’ corporate records including Articles of Organization, Operating Agreement, and amendments thereto.  Buyer acknowledges that its obligations to consummate the transactions contemplated hereby are not subject to any further due diligence investigation by Buyer.

4.2 Confidential Information.  Buyer acknowledges that it has received, or will receive, confidential information about the Company (the “Confidential Information”). Buyer agrees to continue to be bound by all agreements under which it received such Confidential Information for the benefit of Seller and Company (the “Confidentiality Agreement”).  If this Agreement is terminated before the Closing, Buyer promptly shall return to Seller or destroy all Confidential Information and shall not retain copies thereof, including all information, testing, studies, surveys, reports, and evaluations (environmental and financial, for example), and at Seller’s request, Buyer shall provide Seller with complete copies of all third party engineering and environmental reports obtained by Buyer in connection with the Premises.

4.3 Buyer Acknowledgments. Buyer specifically acknowledges that, except for Seller’s representations herein, and subject to Seller’s obligations as contained in this Agreement, Buyer is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, or any director, officer, employee, representative, broker, or other agent of either of them, as to any matters concerning the Premises, the Permits, Assets and/or the Business conducted therewith, including: (a) the condition or safety of the Premises or any improvements thereon, including plumbing, sewer, heating and electrical systems, roofing, air conditioning, if any, foundations, soils and geology, lot size, or suitability of the Premises or its improvements for a particular purpose; (b) whether the appliances, if any, plumbing, or utilities are in working order; (c) the habitability or suitability for occupancy of any structure and the quality of its construction; (d) the fitness or condition of any personal property; (e) whether the fixtures or improvements are structurally sound, in good condition, or in compliance with applicable Laws; (f) the profits or losses relating to operations at the Premises; (g) the legal or tax consequences of this Agreement or the transactions contemplated hereby; (h) the environmental condition of the Premises, including but not limited to the possible presence of petroleum products and/or hazardous substances in, under, or near the Premises;  (i) the continued validity of the Permit and (j) the completeness or accuracy of any information provided to Buyer by Seller or their agents. Buyer understands the legal significance of the foregoing provisions and acknowledges that they are a material inducement to Seller’s willingness to enter into this Agreement.
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4.4 Disclaimer of Other Representations and Warranties. BUYER ACKNOWLEDGES THAT PRIOR TO EXECUTION OF THIS AGREEMENT, IT HAS BEEN GIVEN THE OPPORTUNITY TO EXAMINE ALL ASPECTS OF THE COMPANY AND THE PREMISES. ACCORDINGLY, BUYER AGREES THAT THE MEMBERSHIP INTEREST SHALL BE ACQUIRED AND THAT BUYER SHALL ACCEPT THAT THE COMPANY OWNS THE MEMBERSHIP INTEREST AT CLOSING STRICTLY ON AN “AS IS, WHERE IS, WITH ALL FAULTS” BASIS, WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE EXCEPT FOR ADJUSTMENTS EXPRESSLY CONTEMPLATED BY THIS AGREEMENT AND THAT, EXCEPT FOR SELLER’S LIMITED REPRESENTATIONS SET FORTH HEREIN, THE TRANSFER OF THE MEMBERSHIP INTEREST AND OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SELLER DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY.

ARTICLE V
CLOSING

5.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on April 15, 2021 (the “Closing Date”), or at such other time and place as the Buyer and the Seller may agree.

5.2    Deliveries by Seller. At Closing, the Seller shall execute and deliver:

5.2.1
A counterpart of the Assignment and Assumption of Limited Liability Company Interest, substantially in the form attached hereto as EXHIBIT E, duly executed by Seller in respect of the Seller’s Interest (the “Interest Assignment”);

5.2.2	The resignation of the Seller as a Manager of the Company in the form attached hereto as EXHIBIT F, duly executed by Seller;

5.2.3	A Certificate from Seller, substantially in the form attached hereto as EXHIBIT G, dated as of the Closing Date and duly executed by Seller, certifying as to the matters specified therein; and

5.2.4
such further documents (including, without limitation, instruments of assignment, conveyance, transfer or confirmation) as may be reasonably necessary for (i) Seller to convey and transfer to Buyer, and Buyer to acquire and accept from Seller, Seller’s Interest, free and clear of all Liens, and (ii) Buyer to become a member of the Company, or as may be otherwise reasonably requested by Buyer.

5.3 Deliveries by Buyer. At Closing, the Buyer shall execute and deliver:

5.3.1                    Payment of the Down Payment of the Purchase Price to the Buyer;

5.3.2	The Promissory Note (as set forth in Exhibit B) executed by Samuel Chavez and Elian Zepeda, and each of them;

5.3.3	The Security Agreement (as set forth in Exhibit C) executed by Samuel Chavez and Elian Zepeda, and each of them;

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5.3.4	The Personal Guaranty (as set forth in Exhibit D) executed by Samuel Chavez and Elian Zepeda, and each of them;

5.3.5	A counterpart of the Interest Assignment, duly executed by Buyer;

5.3.6	A Certificate from Buyer, substantially in the form attached hereto as EXHIBIT H, dated as of the Closing Date and duly executed by Buyer, certifying as to the matters specified therein; and

5.3.7	An executed copy of the Lease as set forth in EXHIBIT I; and

5.3.8
Any and all such further documents (including, without limitation, instruments of assumption, acquisition, acceptance or confirmation) as may be reasonably necessary for (i) Seller to convey and transfer to Buyer, and Buyer to acquire and accept from Seller, the Seller’s Interest, free and clear of all Liens, and (ii) Buyer to become a member of the Company, or as may be otherwise reasonably requested by Seller.

5.4 Condition Precedent. The consummation of the transactions contemplated by this Agreement is expressly contingent upon the execution and delivery of the Promissory Note, Security Agreement, Personal Guaranty and Lease as set forth herein.

5.5 Rent Payments. All rent, late fees, and other charges related to the lease of the Premises from Landlord shall be Seller’s responsibility until March 31, 2021. The Parties acknowledge and agree that Buyer has assumed responsibility for the payment of rent for the Premises to Landlord as of March 31, 2021.

5.6 No Prepaid Expenses. The Parties acknowledge and agree that neither Party has prepaid any expenses that are subject to reimbursement.

5.7 Utilities. Charges for water, gas, power, light, and other utility services for the Premises shall be the responsibility of Seller with respect to services until March 31, 2021 and shall be Buyer’s responsibility with respect to service as of April 1, 2021. The Parties shall endeavor to obtain meter readings or other evidence of the amounts due for utilities before March 31, 2021, but if such readings or evidence cannot be obtained before March 31, 2021, the Closing shall be completed without adjustment of the same, and upon obtaining such reading or evidence after March 31, 2021, Seller shall pay Buyer the charges incurred before March 31, 2021 based upon such reading.

ARTICLE VI
ADDITIONAL AGREEMENTS AND COVENANTS

6.1 Distributions. Nothing herein shall prohibit Company from making distributions to Seller prior to the Closing Date.

6.2 Announcements. Before Closing, neither Seller nor Buyer shall make any public announcements concerning the execution and delivery of this Agreement or the transactions contemplated hereby without first obtaining the prior written consent of the other, except as may be required by applicable Law or agreement with any securities exchange, and except that Seller may disclose this Agreement to any lender holding a lien on any property owned by the Company or otherwise subject to this Agreement and to any landlord or lender of the Company in order to comply with Seller’s obligations hereunder, and Seller or Buyer may disclose the identity of the other Party and terms of this Agreement to their employees, vendors, outside counsel, or other outside professionals on a need to know basis in connection with consummating this transaction.
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If a disclosure is required by a fuel supplier agreement or applicable Law or agreement with any securities exchange, the disclosing Party shall make reasonable efforts to afford the other Party an opportunity to review and comment on the proposed disclosure before the making of such disclosure.

6.3 Mutual Cooperation.  From and after the date hereof and until the date of Closing:

6.3.1
Buyer hereby covenants and agrees with Seller that Buyer shall use its reasonable efforts to cause the consummation of the transactions contemplated hereby according to the terms and conditions hereof, and Seller hereby covenants and agrees with Buyer that Seller shall use Seller’s reasonable efforts to cause the consummation of the transactions contemplated hereby according to the terms and conditions hereof.

6.3.2
Seller shall use reasonable efforts to obtain the written consent of any other party to a Contract if such party’s consent may be legally required as a result of the transfer of the Shares. Buyer agrees to cooperate fully with Seller to secure such consents, including supplying such information about Buyer as may be requested by third parties, if applicable. Buyer shall bear the costs of all transfer fees.

6.4 Buyer to Retain Ownership. Except as provided below, until or unless the Promissory Note has been or, in connection with such transaction, will be paid in full, Buyer shall not: (a) sell, assign, pledge, or transfer (whether voluntarily, involuntarily, by operation of law, by gift or for consideration) any membership interest in the Company or sell the Company; and (b) without the prior written consent of Seller, allow the Company to sell any of its assets, except in the ordinary course of business, or issue any new or additional membership interests or admit any new members to the Company, or amend its operating agreement. Any such prohibited sale, pledge or other transfer or issuance of new membership interests shall be null and void, and the Company shall not be required to transfer or enter on its books any new or transferred membership interests in the Company until the Promissory Note has been paid in full. Until such time, Buyer shall continue to operate and manage the Company and its assets in a good and prudent manner, in accordance with past practice.

ARTICLE VII
CONDITIONS PRECEDENT TO CLOSING

7.1 Seller’s Conditions Precedent. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to each of the following conditions being met by Buyer:

7.1.1	Buyer have paid the Down Payment to Seller.

7.1.2	Buyer and Buyer’s Members shall have executed the Promissory Note, Security Agreement, Personal Guaranty, and Lease.
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7.1.2
The representations and warranties made by Buyer in this Agreement shall be true in all material respects when made and on and as of the Closing as though such representations and warranties were made on and as of Closing. Seller shall have received from Buyer at Closing a satisfactory certificate to such effect signed by an authorized officer of Buyer.

7.1.3
Buyer shall have performed and complied in all material respects with all provisions of this Agreement required to be performed or complied with by Buyer before or at Closing. Seller shall have received from Buyer at the Closing a satisfactory certificate to such effect, signed by an authorized officer of Buyer.

7.1.4
Buyer shall have executed and delivered to Seller at the Closing each of the Buyer Documents and such additional documents as may be reasonably requested by Seller in order to consummate the transactions contemplated by this Agreement.

7.1.5
Buyer shall have paid or made provisions acceptable to Seller for the payment of all fees, costs, and expenses for obtaining all environmental due diligence, surveys, title examinations, inventory audits, and other inspections performed in connection with the transactions contemplated pursuant to this Agreement.

7.1.6	Buyer shall have released Seller from any personal guaranties that they have given prior to the Closing related to the operation of the Business.

7.1.7	Closing shall have been consummated.

7.2 Buyer’s Conditions Precedent. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to each of the following conditions being met by Seller:

7.2.1
The representations and warranties made by Seller in this Agreement shall be true in all material respects when made and on and as of the date of Closing as though such representations and warranties were made on and as of Closing.

7.2.2
Seller shall have performed and complied in all material respects with all provisions of this Agreement required to be performed or complied with by Seller before or at Closing. Buyer shall have received from Seller at Closing satisfactory certificates to such effect signed by Seller.

7.2.3
Seller shall have executed and delivered to Buyer at the Closing each of the Seller Documents and such additional documents as may be reasonably requested by Buyer in order to consummate the transactions contemplated by this Agreement.

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7.2.4	Company shall have paid in full all debt secured by any Assets either prior to or simultaneous with Closing.

7.2.5	From the Effective Date to the Closing Date, there shall not have been any Material Adverse Effect on the Company, nor any suspension, revocation, or detrimental modification to either of the Permits.

7.2.6	Seller shall have executed and delivered to Buyer a general release in favor of Company and Buyer and their Affiliates in a form to be mutually agreed upon by the Seller and the Buyer.

7.2.7	Closing shall have been consummated.

7.3 Mutual Condition Precedent. The obligations of each of the Parties to consummate the transactions contemplated by this Agreement are subject to each of the following condition: as of the Closing Date, there shall not be any claim or judgment of any nature or type threatened, pending, or made by or before any Governmental Authority that questions or challenges the lawfulness of the transactions contemplated by this Agreement under any law or regulation or seeks to delay, restrain, or prevent such transactions.

ARTICLE VIII
SURVIVAL; INDEMNIFICATION

8.1 Survival. The representations and warranties of the Parties contained in this Agreement shall survive the Effective Date and the Closing and continue in full force and effect until ninety (90) days following the expiration of the applicable statute of limitations with extensions for any tolling of such statute of limitations.  Notwithstanding anything herein to the contrary, if written notice of any claim for indemnification hereunder (a “Claim”) has been delivered in accordance herewith prior to the expiration of the representation or warranty upon which such Claim is based, the relevant representations and warranties shall not expire, and such Claim may be pursued until the final resolution of such Claim in accordance with the provisions of this Article.  All covenants and agreements of the Parties contained herein shall survive indefinitely or for the period explicitly specified therein.

8.2 Indemnification for Taxes.

8.2.1
To the extent not accrued as a liability on the Company’s balance sheet at the time of Closing, Seller shall indemnify Buyer, Company, and their respective Affiliates and hold each of them harmless (on an after-Tax basis) from and against (i) any and all Taxes of Company (or any predecessor company thereto or any subsidiary) in respect of any period ending on or before the Closing Date, or in the case of a period that includes but does not end at the Closing Date, the portion thereof prior to and including the Closing Date (such period or portion, a “Pre-Closing Period”); (ii) any and all Taxes for which the Company may be or become liable by reason of (1) being a member of an affiliated, combined, consolidated, or unitary group at any time prior to the Closing, including under Treasury Regulation Section 1.1502-6 or any analogous or similar provision under any state, local, or foreign Tax Law or (2) being a successor-in-interest or transferee of any other Person as a result of an event or transaction occurring prior to Closing; or (iii) the effect of any breach of a representation in Section 5.13 or covenant in Section 11.2 or other covenant with respect to Taxes, in each case, all reasonable costs (including reasonable attorneys’ fees and related disbursements and expenses) incurred by Company, Buyer, or any of their Affiliates in connection therewith or in enforcing their rights hereunder.

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8.2.2
Except as provided herein, the indemnities provided for in this Section shall apply notwithstanding any investigation made by Buyer in connection with the transactions contemplated by this Agreement or its receipt or review of or comments on, any Tax Return, (ii) shall be separate and independent of any other indemnity provision contained herein, and (iii) anything in this Agreement to the contrary notwithstanding, shall survive until three (3) months after the expiration of the applicable statute of limitations, including extensions or waivers thereof.

8.2.3
Seller shall promptly forward to Buyer a copy of all written communications from a Tax authority received by Seller that relates to Company, its income, assets, payroll, or operations, including any notice of a Tax Proceeding with respect to the Taxes of the Company. Buyer shall promptly forward to Seller a copy of all written communications from a Tax authority received by it for which the Seller may be liable under this Section, including any notice of a Tax Proceeding.

8.2.4
Buyer agrees not to settle or make any payment of an amount claimed to be due with respect to a proposed adjustment or undertake the defense or control of any Tax Proceeding for which Seller may be liable under this Section for at least fifteen (15) days after giving notice to Seller pursuant to Section 9.2(c). If, within such fifteen (15)-day period, Buyer receives a written request from Seller that the proposed adjustments or Tax Proceeding will be contested or defended, which includes a statement of a reasonable basis in fact and in law for such contest, which includes an acknowledgement that the claim or Tax Proceeding is one to which the indemnity herein applies, Seller shall have the right thereafter to undertake, conduct, and control, through counsel of its own choosing and at its expense, the settlement and defense of such matter, and agrees to keep Buyer informed as to the progress of the matter, provided, however, that Seller shall not enter into any settlement or compromise of any such matter without prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed, or conditioned. Buyer shall reasonably cooperate with Seller in connection with any such contest or Tax Proceeding.  Notwithstanding the foregoing, Buyer shall have the right thereafter to undertake, conduct, and control, through counsel of its own choosing and at its expense, the settlement and defense of any matter that relates to a Straddle Period, and agrees to keep Seller informed as to the progress of the matter, provided, however, that Buyer shall not enter into any settlement or compromise of any such matter which settlement or compromise would result in an indemnification obligation of Seller under this Agreement without prior written consent of Seller, which consent shall not be unreasonably withheld, delayed, or conditioned. Seller shall reasonably cooperate with Buyer in connection with any such contest or Tax Proceeding.

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8.3 General Indemnity.

8.3.1
Subject to the terms and conditions of this Article, Seller hereby agrees to indemnify and hold Company, Buyer and their respective Affiliates harmless from and against all damages and liabilities (including those resulting from or relating to demands, claims, actions or causes of action, assessments, or other losses, costs, and expenses relating thereto, interest and penalties thereon, and reasonable attorneys’ fees and related disbursements and other expenses in respect thereof) by reason of or resulting from (i) a breach of any representation or warranty of Seller contained in or made pursuant to this Agreement or the Seller Documents, or (ii) the failure of the Seller duly to perform or observe any term, provision, covenant, or agreement to be performed or observed by them pursuant to this Agreement or the Seller Documents; provided, however, under no circumstances will Seller have any obligations hereunder for Company’s action or failure to act after the Closing.

8.3.2
Subject to the terms and conditions of this Article, Buyer hereby agrees to indemnify, defend, and hold Seller harmless from and against all damages to and liabilities (including those resulting from or relating to demands, claims, actions or causes of action, assessments, or other losses, costs, and expenses relating thereto, interest and penalties thereon, and reasonable attorneys’ fees and related disbursements and other expenses in respect thereof) by reason of or resulting from (i) a breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement, (ii) any failure of Buyer duly to perform or observe any term, provision, covenant or agreement to be performed or observed by Buyer pursuant to this Agreement, or (iii) any liability of Seller related to any third-party consents or approvals.

8.3.3
The parties hereby acknowledge and agree that their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than a claim for fraud or for specific performance of the terms of this Agreement) shall be pursuant to the indemnification provisions set forth in this Article.

8.3.4
The parties shall take all reasonable steps to mitigate all liabilities and damages upon and after becoming aware of any event that could reasonably be expected to give rise to such liabilities and damages. In no event shall any party be liable for consequential, incidental, exemplary, or punitive damages other than such damages awarded to a third party.

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8.4 Third Party Claims. If any claim, assertion or proceeding by or in respect of a third party is made against an Indemnified Party or  any event in respect of a third party occurs, and if the Indemnified Party intends to seek indemnity with respect thereto under this Article or to apply any damage or liability arising therefrom to the U.S. Dollar amounts referred to herein, the Indemnified Party shall promptly notify the Indemnifying Party of such claim in writing, provided that the failure by the Indemnified Party to give such notice shall not relieve the Indemnifying Party from its indemnification obligations hereunder, except if and to the extent that the Indemnifying Party is actually materially prejudiced thereby.

The Indemnifying Party shall have thirty (30) days after receipt of such notice to undertake, conduct, and control, through counsel of its own choosing and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that (a) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by Indemnified Party, (b) the Indemnifying Party shall promptly reimburse the Indemnified Party for the full amount of any liability resulting from such claim and all related and reasonable expenses (other than the fees and expenses of counsel as aforesaid) incurred by the Indemnified Party within the limits of this Article and subject to the U.S. Dollar amounts referred to herein, (c) the Indemnified Party shall not, without the prior written consent of the Indemnifying Party, settle or compromise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim, and (d) nothing herein shall require any Indemnified Party to consent to the entry of any order, injunction, or consent decree materially affecting its ability to conduct its business operations after the date thereof. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Indemnified Party shall have the right to pay or settle any such claim; provided, however, that in such event it shall waive any right to indemnity therefor by the Indemnifying Party. If representation of the Indemnified Party, on the one hand, and the Indemnifying Party, on the other, by the same counsel would otherwise be inappropriate due to actual or potential differing interests between them, then the Indemnified Parties shall be entitled to engage separate legal counsel to participate in the defense of such claim at the sole expense of Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party’s written notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle, or compromise the claim in the exercise of its reasonable judgment at the expense of the Indemnifying Party.

8.5 Investigation. The indemnities provided for in this Agreement shall apply notwithstanding any investigation made by Buyer in connection with the transactions contemplated by this Agreement or its receipt or review of or comments on, any Tax Return.

ARTICLE IX
TERMINATION

9.1 Written Consent Prior to Closing Date. If the Closing has not occurred by the Closing Date, either Seller or Buyer, by written notice to the other, may elect to terminate this Agreement; provided that no party may so terminate this Agreement if it is then in default of any of its obligations under this Agreement and provided, further, however, that if the Closing Date is extended by written agreement of the Parties. Except as expressly provided otherwise, no termination of this Agreement shall relieve any party hereto of any liability for any breach hereof occurring prior to such termination.
AGREEMENT FOR PURCHASE OF LLC INTEREST

Initials: _______  _______  _______

9.2 Effects of Termination Prior to Closing. In the event this Agreement is terminated prior to Closing, the Seller and the Buyer shall have no further rights, duties, obligations or responsibilities described in this Agreement, except for: (i) the respective indemnification rights and obligations of the Seller and the Buyer described in this Agreement; and (ii) any other right, duty, obligation or responsibility provided for in this Agreement to survive the termination of this Agreement notwithstanding. Notwithstanding the foregoing, in the event that termination of this Agreement occurs as a result of a party’s failure to perform or misrepresentation, the defaulting party shall be obligated and responsible for any and all costs and expenses (including reasonable attorney’s fees) incurred by the non-defaulting party related to or connected with this Agreement.

9.3 Effects of Termination After Closing. If, after Closing, there is a material breach of Buyer’s obligations in this Agreement or any related Agreements as included or referenced herein, including, but not limited to, (i) Buyer’s failure to pay the Purchase Price, (ii) Buyer’s failure to pay rent pursuant to the Lease; (iii) Buyer’s failure to preserve ownership in Company; (iv) Buyer’s failure comply with the terms of the Lease; (v) Buyer’s failure comply with the terms of this Agreement; etc. and that such material breach (i) is not cured within thirty (30) days following written notice by Seller to Buyer of such breach or (ii) by its nature, cannot be cured prior, then Seller, by written notice to Buyer, may elect to terminate this Agreement, provided that Seller is not then in default of any of its obligations (which have not been caused or contributed to by Buyer) under this Agreement, and Seller shall:

9.3.1	Retain all Payments of the Purchase Price made as of the date of the breach and

9.3.2	At Seller’s sole discretion assert Seller’s rights pursuant to the Promissory Note, Security Agreement, and/or Personal Guaranty as set forth therein.

ARTICLE X
POST CLOSING AGREEMENTS

10.1 Further Accommodations.  In case at any time after the Closing any further action is necessary, appropriate, or convenient to carry out the purposes of this Agreement, each Party will take such further action as the other Party reasonably may request, all at the sole cost and expense of the requesting Party.

10.2 Certain Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Company, on the one hand, and Seller, on the other hand, for certain tax matters following the Closing:

10.2.1
Tax Returns. For any tax periods ending on or before the Closing Date, Seller shall prepare or cause to be prepared, at Seller’s expense, and timely file all Tax Returns for Company which are required to be filed after the Closing Date with respect to such tax periods (the “Pre-Closing Returns”). Subject to the requirements of applicable Tax Law, each Pre-Closing Return shall be prepared in a manner consistent with past practices of the Company, but in all cases shall be in conformity with the Code, the United States Treasury Regulations and other primary authority. The Seller shall deliver any Pre-Closing Return (along with associated tax workpapers) to Buyer at least thirty (30) days prior to the date on which such Pre-Closing Return is required to be filed (taking into account extension) and in the case of a return due within 30 days after the Closing Date as soon as practical. If Buyer disputes any item on any such Pre-Closing Return prepared by the Seller, it shall, within ten (10) days of receiving such Pre-Closing Return, notify the Seller of such disputed item (or items) and the basis for its objection. Seller and Buyer shall act in good faith to resolve any such dispute prior to the date on which the relevant Pre-Closing Return is required to be filed. If Seller and Buyer cannot resolve any disputed item, the item in question shall be resolved by the Independent Auditor. The fees and expenses of the Independent Auditor attributable to such dispute shall be borne equally by the Seller and the Buyer.  If the Independent Auditor is unable to resolve the dispute no later than 3 days prior to the filing date of the Pre-Closing Return at issue (taking into account applicable extensions), then such Pre-Closing Return shall be filed as prepared by the Seller, subject to subsequent amendment, if any, necessary to reflect Independent Auditor’s final resolution of the disputed items. Seller shall provide a copy of such Pre-Closing Returns to Buyer promptly after the filing of such Pre-Closing Returns.

AGREEMENT FOR PURCHASE OF LLC INTEREST

Initials: _______  _______  _______

10.2.2
Straddle Periods. For a taxable period that begins on or before the Closing Date and ends after Closing Date (a “Straddle Period”), Buyer shall prepare or cause to be prepared, at Buyer’s expense, and timely file all Tax Returns for the Company which are required to be filed after the Closing Date with respect to such Straddle Periods (the “Straddle Returns”).  Subject to the requirements of applicable Tax Law, each Straddle Return shall be prepared in a manner consistent with past practices of the Company, but in all cases shall be in conformity with the Code, the United States Treasury Regulations and other primary authority, and in accordance with the Reporting Position. The Buyer shall deliver any Straddle Return (along with associated tax workpapers) relating to Straddle Period which shows a Tax owing allocable to a Pre-Closing Period to the Seller for its review and comment at least thirty (30) days prior to the date on which such  Straddle Return is required to be filed (taking into account extensions) or, in the case of a Straddle Return due within thirty days after the end of the taxable period to which that return relates, as soon as practical. If the Seller disputes any item on any such Straddle Return, it shall, within ten (10) days of receiving such Straddle Return, notify the Buyer of such disputed item (or items) and the basis for its objection. Seller and Buyer shall act in good faith to resolve any such dispute prior to the date on which the relevant Straddle Return is required to be filed. If Seller and Buyer cannot resolve any disputed item, the item in question shall be resolved by the Independent Auditor. The fees and expenses of the Independent Auditor attributable to such dispute shall be borne equally by the Seller and the Buyer. If the Independent Auditor is unable to resolve the dispute no later than 3 days prior to the filing date of the Straddle Return at issue (taking into account applicable extensions), then such Straddle Return shall be filed as prepared by Buyer, subject to subsequent amendment, if any, necessary to reflect Independent Auditor’s final resolution of the disputed items. Buyer shall provide a copy of such Tax Returns to Seller promptly after the filing of such Tax Returns.

10.2.3
Payment of Taxes. All Taxes shown as due and owing on any Pre-Closing Return or on any Straddle Return allocable to a Pre-Closing Period shall be borne by the Seller to the extent that such Taxes exceed the amount of such Taxes accrued as a liability in the Closing Balance Sheet and shall be borne by the Buyer to the extent that such Taxes are equal to or less than the Taxes accrued as a liability in the Closing Balance Sheet.  If such Tax Returns will be filed by the Buyer, the amount of such Taxes for which Seller are responsible shall be paid by the Seller (on behalf of the Seller) to the Buyer no later than three (3) Business Days prior to the due date for filing such Tax Returns and Buyer shall remit such Taxes to the appropriate Governmental Authority. If such Tax Returns will be filed by the Seller, the amount of such Taxes for which Buyer is responsible shall be paid by the Buyer to the Seller no later than three (3) Business Days prior to the due date for filing such Tax Returns and Seller shall remit such Taxes to the appropriate Governmental Authority.

10.2.4
Tax Periods. For purposes of this Agreement, if the Company is permitted but not required under applicable state, local, or foreign Tax Laws to treat the end of the Closing Date as the last day of a taxable period with respect to any Tax, then the Parties shall treat that day as the last day of a taxable period.

AGREEMENT FOR PURCHASE OF LLC INTEREST

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The Parties acknowledge that, for federal and applicable state and local income and franchise tax purposes, pursuant to Treasury Regulations Section 1.1362-3(b)(3), the Company’s items of income, gain, loss, deduction and credit will not be allocated pro rata and will be allocated to each short taxable year resulting from the transaction on the basis of the Company’s method of accounting during each short taxable year as determined under Section 446 of the Code. In the event Treasury Regulations Section 1.1362-3(b)(3) is for any reason not applicable, the Seller and the Buyer agree to make all necessary elections to apply the “closing of the books” method for allocating items between the short years. For purposes of this Agreement, in the case of any Tax (other than Property Taxes) for a Straddle Period for which an election is not available to terminate the tax year or apply a “closing of the books” method as of the Closing Date, such Taxes shall be allocated between the Pre-Closing Period and the balance of the period based on a closing of the books as of the end of the Closing Date.

10.2.5
Amendments of Tax Returns. Except as otherwise required under applicable Tax Law, permitted in Section 11.2(a) or (b) or in settlement of a Tax Proceeding, Buyer shall not file, nor cause to be filed, any amended Pre-Closing Return or any amended Tax Return for any Tax period ending before the Closing Date and filed before the Closing Date without the written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned.

10.2.6
Cooperation on Tax Matters. Seller and Buyer shall (i) each provide the other, and Buyer shall cause Company to provide Seller with such assistance as may reasonably be requested by any of them or their professional advisors in connection with the preparation of any Tax Return or the audit or other examination by any taxing authority, or judicial or administrative proceedings, relating to liability for Taxes for which Seller may possibly be responsible under this Agreement, (ii) each retain and provide the other, and Buyer shall cause Company to retain and provide Seller, with any records or other information in the possession of such Party or his, her or its professional advisors or other representative(s) which may be relevant to such Tax Return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of Company for any period ending on or prior to the Closing Date. Without limiting the generality of the foregoing, Buyer shall retain, and shall cause Company to retain, and Seller shall retain until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules and other records or information (to the extent such items are the possession of such Party or his, her or its professional advisors or other representative(s)) which may be relevant to such Tax Returns for all tax periods or portions thereof ending on, before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other Party with a reasonable opportunity to review and copy the same.

AGREEMENT FOR PURCHASE OF LLC INTEREST

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ARTICLE XI
MISCELLANEOUS

11.1    Payment of Expenses and Fees. Except as otherwise provided in this Agreement, Buyer and Seller shall each bear their own costs and expenses, including attorneys’ fees, incurred in connection with the transactions contemplated by this Agreement.

11.2    Entire Agreement. This Agreement, including the exhibits and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between Seller and Buyer with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect thereto, except the Confidentiality Agreement. No amendment hereof shall be binding on the Parties unless in writing and signed by authorized representatives of all Parties hereto.

11.3    Business Days. If the day for performance of any action described in this Agreement shall fall on a Saturday, Sunday or a day on which the banks are closed in the State of California the time for such action shall be extended to the next business day after such Saturday, Sunday or day on which the banks are closed.

11.4    Governing Law. This Agreement shall be deemed to be a contract entered into in the State of California and it and all matters arising out of the transactions contemplated hereby or related thereto shall be governed, construed and interpreted in all respects according to the Laws of the State of California, without reference to principles of conflicts of law thereof.

11.5    Venue.  Any action to enforce this Agreement, or to interpret or construe the meaning of this Agreement, shall be brought in the Superior Court of San Joaquin County, California and Buyer hereby expressly waives venue in any other State court.  Any federal claim shall be brought in the United States District Court for the Northern District of California.

11.6    Obligations of Parties; Successors and Assigns.

11.6.1
Subject to following provisions, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and assigns. If more than one person or entity is named as Buyer, the term  “Buyer” shall refer to each person or entity so named and any one or more of them in any combination, and the representations, warranties,  covenants, obligations and liabilities of Buyer herein shall constitute their joint and several representations, warranties, covenants, obligations and liabilities.

AGREEMENT FOR PURCHASE OF LLC INTEREST

Initials: _______  _______  _______

11.6.2	The obligations of Seller under this Agreement shall be joint and several.

11.7    Waiver. The excuse or waiver of the performance by a Party of any obligation of the other Party under this Agreement shall only be effective if evidenced by a written statement signed by the Party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

11.8    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or attachment of a PDF file to e-mail shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or attachment of a PDF file to e-mail shall be deemed to be their original signatures for all purposes.

11.9    Attorneys’ Fees. In the event of a judicial or administrative proceeding or action by one Party against the other Party with respect to the interpretation of, enforcement of, or any action under this Agreement, the prevailing Party shall be entitled to recover reasonable costs and expenses including reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing Party shall be determined by the court based upon an assessment of which Party’s major arguments or position prevailed.

11.10   Descriptive Headings; Word Meaning. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein,” “hereinafter,” “hereof” and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word “including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation.” Each exhibit referenced herein shall be deemed part of this Agreement and incorporated herein wherever any reference is made thereto. Unless otherwise defined therein, capitalized terms used in the exhibits to this Agreement shall have the meanings given to such terms respectively in the body of this Agreement.

11.11   Time of the Essence. TIME IS OF THE ESSENCE WITH RESPECT TO EACH PROVISION OF THIS AGREEMENT. Without limiting the foregoing, Buyer and Seller hereby confirm their intention and agreement that time shall be of the essence with respect to each and every provision of this Agreement, notwithstanding any subsequent modification or extension of any date or time period that is provided for under this Agreement. The agreement of Buyer and Seller that time is of the essence with respect to each and every provision of this Agreement shall not be waived or modified by any conduct of the Parties, and the agreement of Buyer and Seller that time is of the essence with respect to each and every provision of this Agreement may only be modified or waived by the express written agreement of Buyer and Seller that time shall not be of the essence with respect to a particular date or time period, or any modification or extension thereof, which is provided under this Agreement.
AGREEMENT FOR PURCHASE OF LLC INTEREST

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11.12   Construction of Contract. This Agreement shall not be construed more strictly against one Party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the Parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Agreement.

11.13   Severability. The Parties hereto intend and believe that each provision in this Agreement comports with all applicable Laws. If,  however, any provision in this Agreement is found by a court of law to be in violation of any applicable Law or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all Parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the Parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable provision were not contained herein, and that the rights, obligations, and interests of the Parties under the remainder of this Agreement shall continue in full force and effect.

11.14   No Implied Contract. Neither Seller nor Buyer shall have any obligations in connection with the transaction contemplated by this Agreement unless the Seller, on the one hand, and Buyer, on the other hand acting in its sole discretion, elect to execute and deliver this Agreement to the other Party.  No correspondence, course of dealing, or submission of drafts or final versions of this Agreement between Seller and Buyer shall be deemed to create any binding obligations in connection with the transaction contemplated hereby, and no contract or obligation on the part of Seller or Buyer shall arise unless and until a counterpart of this Agreement is fully executed by all the Seller and Buyer. Once so executed and delivered by Seller and Buyer, this Agreement shall be binding upon them.

11.15   Notices. All notices and consents to be given hereunder shall be in writing and shall be deemed to have been duly given if (a) (i) delivered personally, (ii) mailed (postage prepaid) by certified mail (in this case, notice to be deemed given three days after mailing), or (iii) delivered by a recognized commercial courier to the Party entitled thereto at the address set forth below or such other address as such Party shall have designated by five (5) days’ notice to the other; and (b) delivered by email, as set forth below:

Seller:           Doug Chloupek
Juva Life, Inc.
812 Hamilton Street
Redwood City, CA 94063

With copy to:    Sharmi Shah, Esq.
 Sharmi Shah, Attorney at Law
 255 W. Julian Street
 Suite 400
 San Jose, CA 95110
AGREEMENT FOR PURCHASE OF LLC INTEREST

Initials: _______  _______  _______

Buyer:     Baja Investment Partners, LLC
441 South Madera Avenue
Kerman, CA 93640

With copy to:  Zach Drivon
2904 Pacific Ave.
Stockton, CA 95204

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER:
Baja Investment Partners, LLC

/s/Samuel Chavez

Samuel Chavez, Member/Manager
Baja Investment Partners, LLC

/s/Elian Zepeda
Elian Zepeda, Member/Manager
Baja Investment Partners, LLC

SELLER:
Juva Life, Inc.

/s/Douglas Chloupeek
Douglas Chloupek
CEO
AGREEMENT FOR PURCHASE OF LLC INTEREST

Initials: _______  _______  _______

EXHIBIT A

Commission Use Permit

AGREEMENT FOR PURCHASE OF LLC INTEREST

Initials: _______  _______  _______

EXHIBIT B

Promissory Note

AGREEMENT FOR PURCHASE OF LLC INTEREST

Initials: _______  _______  _______

EQUITY SECURED PROMISSORY NOTE

$825,000.00          March 31, 2021

FOR VALUE RECEIVED, the undersigned, Baja Investment Partners, LLC, a California limited liability company (the “Borrower”), promises to pay to the order of Juva Life, Inc., a California corporation (the “Holder”), at 812 Hamilton Street, Redwood City, CA 94063 (or at such other place as the Holder may from time to time designate to the Borrower), in lawful money of the United States, the principal sum of Eight Hundred Twenty-Five Thousand Dollars ($825,000.00) (the “Principal”).

Principal shall be due and payable in three (3) equal payments (in the amount of $275,000.00 each), each payment being due and payable as follows:

1.	Payment of $275,000.00 due on or before ninety (90) days after the Effective Date of the Agreement for Purchase Of LLC Interest executed concurrently herewith.
2.	Payment of $275,000.00 due on or before one hundred and eighty (180) days after the Effective Date of the Agreement for Purchase Of LLC Interest executed concurrently herewith.
3.	Payment of $275,000.00 due on or before two hundred and seventy (270) days after the Effective Date of the Agreement for Purchase Of LLC Interest executed concurrently herewith.

The entire amount of principal shall be due and payable on or before two hundred and seventy (270) days after the Effective Date of the Agreement for Purchase Of LLC Interest executed concurrently herewith.

This Promissory Note is given to the Holder in connection with the Borrower’s purchase of Holder’s membership interest in VG Enterprises, LLC, a California limited liability company (the “Company”) pursuant to the Agreement for Purchase of LLC Interest dated as of March 31, 2021 (the “Purchase Agreement”).

The payment of this Promissory Note is secured by a pledge of all of the membership interest of the Company owned by Borrower. The terms and conditions of the pledge of the membership interest are set forth in a Pledge and Security Agreement between the Borrower and the Holder (the “Security Agreement”) that is dated as of the same date as this Promissory Note. Notwithstanding the existence of security for the payment of this Promissory Note, the Borrower shall at all times remain liable to the Holder for the full and punctual payment of all principal and other amounts that are owed under this Promissory Note.

Payment and performance of this Note is absolutely and unconditionally guaranteed by Samuel Chavez and Elian Zepeda, and each of them, on the terms of the Personal Guaranty executed concurrently herewith.

Each payment made under this Promissory Note shall be applied to the Principal balance of this Promissory Note. Any principal or other amount payable under this Promissory Note that is not paid when due shall bear interest from and after the date when due until paid in full at the rate of ten percent (10%) per annum (the “Default Rate”). Nothing in the preceding sentence shall be interpreted as a waiver or limitation of the Holder’s right to compel payment of all amounts hereunder when due and payable.
If the Borrower is not in default under this Promissory Note, the Borrower shall have the privilege of prepaying, without penalty or premium, the outstanding principal balance hereof in whole or in part at any time or from time to time.

The Borrower’s failure to (i) pay when due any principal or other amount owed under this Promissory Note, or (ii) perform any agreement contained in the Purchase Agreement or the Security Agreement, or the failure of any representation or warranty of the Borrower that is contained in the Purchase Agreement or the Security Agreement to be true, if the failure under either (i) or (ii) is not remedied in full within ten (10) days after receipt of written notice from the Holder, shall constitute an “Event of Default.”
AGREEMENT FOR PURCHASE OF LLC INTEREST

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Upon the occurrence of an Event of Default, the Holder shall have the right, at its sole option, at any time thereafter, (i) to declare the entire balance of principal on this Promissory Note to be immediately due and payable, (ii) to exercise all of its rights as a secured party under the Security Agreement with respect to the membership interests pledged by the Borrower, and (iii) to exercise any and all of its other rights and remedies that are provided under the Security Agreement and applicable law. All rights and remedies of the Holder are cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of the Holder, and whenever and as often as the Holder deems necessary or appropriate.

If, after not less than thirty (30) days after an Event of Default which has not been cured, an attorney is engaged by the Holder to undertake collection, or enforce or construe any provision of this Promissory Note, the Security Agreement, or the Purchase Agreement, with or without the filing of any arbitration proceeding or legal action by the Holder, then the Borrower shall pay on demand all reasonable attorneys’ fees and other costs and expenses incurred by the Holder in connection therewith. If an action (arbitration or court proceeding) is brought to enforce the terms of this Promissory Note, then the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred in connection therewith.

The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of default and any and all lack of diligence or delay by the Holder in the collection or enforcement of this Promissory Note. The Holder shall not be deemed to have waived any right or remedy that it has under this Promissory Note, the Security Agreement or applicable law unless it has expressly waived the same in writing or unless this Promissory Note or the Security Agreement expressly provides a period of time in which the right or remedy must be exercised. The waiver by the Holder of a right or remedy shall not be construed as a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

If any provision of this Promissory Note is determined by an arbitrator or a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Promissory Note, and the validity, legality and enforceability of the remaining provisions of this Promissory Note shall remain in full force and effect. If the Holder ever receives any interest payment on this Promissory Note in excess of the maximum interest permitted by applicable law, such excess amount shall, at the Holder’s option, be applied to the reduction of the unpaid principal balance of this Promissory Note or returned to the Borrower.

Time is of the essence with respect to every provision hereof. This Promissory Note shall be governed by the internal laws of the State of California without giving effect to conflict-of-law principles.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Promissory Note as of the date first written above.

BORROWER:

Baja Investment Partners, LLC

_____________________________
Samuel Chavez, Member/Manager
Baja Investment Partners, LLC

_____________________________
Elian Zepeda, Member/Manager
Baja Investment Partners, LLC

AGREEMENT FOR PURCHASE OF LLC INTEREST

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EXHIBIT C

Security Agreement

AGREEMENT FOR PURCHASE OF LLC INTEREST

Initials: _______  _______  _______

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) dated March 31, 2021, is given by Baja Investment Partners, LLC, a California limited liability company (“Baja”) to Juva Life, Inc., a California corporation (“Juva”) in connection with Baja’s purchase of Juva’s membership interest in VG Enterprises, LLC, a California limited liability company (the “Company”) pursuant to the Agreement for Purchase of LLC Interest dated as of March 31, 2021 (the “Purchase Agreement”).

RECITALS

A. Baja and Juva entered into the Purchase Agreement on March 31, 2021, pursuant to which Juva sold to Baja all of Juva’s membership interest in the Company, and Baja delivered to Juva a Promissory Note in the amount of Eight Hundred Twenty-Five Thousand Dollars ($825,000.00) (the “Promissory Note”).

B. As security for the payment of the Promissory Note and in order to induce Juva to accept the Promissory Note in consideration of the sale of the Membership Interest, Baja has agreed to give Juva a first-priority security interest in all of the membership interests in the Company (the “Entire Interest”) upon the terms and conditions described in this Agreement. Notwithstanding the existence of security for the payment of the Promissory Note, Baja shall at all times remain liable to Juva for the full and punctual payment of all principal and other amounts that are owed under the Promissory Note.

AGREEMENT

NOW, THEREFORE, Baja agrees as follows:

1. Grant of Security Interest. As security for the full and timely payment of all principal and other amounts that are owed by Baja under the Promissory Note and this Agreement (collectively, the “Debt”) and the full and timely performance of all other obligations under this Agreement, Baja hereby grants to Juva a continuing and first-priority security interest (the “Security Interest”) in the following (collectively, the “Collateral”): all right, title and interest of Baja in and to the Entire Interest and all rights and privileges pertaining to the Entire Interest, including, without limitation, all voting rights, all securities receivable in respect of or in exchange for the Entire Interest, all rights to subscribe for securities incident to or arising from ownership of the Entire Interest, all cash, stock and other dividends or distributions paid or payable on the Entire Interest, all of Baja’s books and records pertaining to the foregoing and all proceeds from sales, transfers or other dispositions of the Entire Interest and whatever is received when any of the foregoing is sold, exchanged or otherwise transferred. Without limiting the generality of the foregoing, if Baja receives any additional membership interests of the Company or of any successor to the Company, such additional membership interests shall be considered part of the “Entire Interest” for purposes of this Agreement and shall be subject to the Security Interest.

2. Rights of Baja. Prior to the occurrence of an Event of Default (as defined below in Section 9) and subject to the restrictions on the transferability of the Entire Interest described below in Section 3, Baja shall have all of the rights of a member of the Company with respect to the Entire Interest (including, without limitation, voting rights and the right to receive any cash dividends that may be declared and paid by the Company). Following the occurrence of an Event of Default, Baja’s rights with respect to the Entire Interest (including, without limitation, its voting rights and rights to dividends) shall be subject to all of Juva’s rights and remedies upon the exercise of its Security Interest. Baja agrees that, during the continuance of an Event of Default and unless otherwise determined by Juva: (i) all dividends and other distributions that it would otherwise be entitled to receive with respect to the Entire Interest shall instead be withheld by the Company and applied to payments that are owed by Baja on the Promissory Note, and (ii) Juva shall have the voting rights with respect to the Entire Interest.
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3. Restrictions on Sale or Transfer; Continuing Operations. Except as provided below, until the payment in full of the Debt or unless the Debt will be paid as part of such transaction, Baja shall not: (a) sell, assign, pledge or otherwise transfer (whether voluntarily, involuntarily, by operation of law, by gift or for consideration) any of the Entire Interest, or sell the Company; and (b) without the prior written consent of Juva, allow the Company to sell any of its assets, except in the ordinary course of business, or issue any new or additional membership interests or admit any new members to the Company, or amend its operating agreement. Any such prohibited sale, pledge or other transfer or issuance of new membership interests shall be null and void, and the Company shall not be required to transfer or enter on its books any new or transferred membership interests in the Company until the Debt has been paid in full. Until such time, Baja shall continue to operate and manage the Company and its assets in a good and prudent manner, in accordance with past practice.

4. Restrictive Legends. Substantially the following legends shall be placed on the membership certificates of the members and on the Operating Agreement of the Company: “THE OWNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF JUVA LIFE, INC. AND TO RESTRICTIONS ON TRANSFER DESCRIBED IN A PLEDGE AND SECURITY AGREEMENT BETWEEN THE REGISTERED OWNER OF THE MEMBERSHIP INTERESTS AND JUVA LIFE, INC., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE OWNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH PLEDGE AND SECURITY AGREEMENT.”

5. Preservation and Protection of the Security Interest. Baja shall preserve and protect Juva’s first-priority security interest in the Collateral and shall cause the Security Interest to be perfected and to continue to be perfected until the Debt is paid in full. Concurrently with the execution and delivery of this Agreement, Baja shall execute and deliver to Juva a UCC financing statement for filing with the California Secretary of State. Baja shall execute and deliver to Juva (within ten days after receipt of Juva’s request) such other security agreements, endorsements, pledges, assignments and other documents (including, without limitation, financing statements and continuation statements and amendments thereto) as Juva may request from time to time to effectuate the grant to Juva of the Security Interest, and Juva is authorized to file and/or record such documents with the California Secretary of State and other appropriate regulatory authorities. Within ten days after receipt of Juva’s request, all certificates and instruments representing or evidencing the Collateral shall be delivered to Juva for retention pursuant to this Agreement and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Baja’s endorsement, where necessary, of duly executed instruments of transfer, all in form and substance satisfactory to Juva. Without limiting the generality of the foregoing, concurrently with its execution and delivery of this Agreement to Juva, Baja shall deliver to Juva the membership certificates evidencing Baja’s ownership of the Entire Interest and an undated power in blank executed by Baja with respect to the Entire Interest.
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6. Title to the Collateral. Baja shall at all times maintain good and marketable title to the Collateral free and clear of all liens, encumbrances and other security interests. Baja shall pay in full any tax that is imposed on any of the Collateral prior to its delinquency and, within ten days after any other lien or encumbrance is imposed on any of the Collateral, Baja shall pay and discharge such lien or other encumbrance in full.

7. Cash Dividends Paid Prior to an Event of Default. Notwithstanding anything to the contrary in this Agreement, any and all cash dividends that are paid on the Entire Interest by the Company prior to the occurrence of an Event of Default shall not be treated as Collateral that is subject to the Security Interest, and Baja shall be entitled to retain and/or transfer such cash dividends in its discretion free from any restrictions imposed by this Agreement. However, any and all cash dividends that are paid on the Entire Interest by the Company during the continuance of an Event of Default shall be treated as Collateral that is subject to the Security Interest and the terms and conditions of this Agreement that pertain to the Security Interest and the Collateral.

8. Power of Attorney. Baja hereby appoints Juva as its attorney-in-fact (with full power of substitution) to execute, deliver and file, effective upon the occurrence of an Event of Default, on Baja’s behalf and at Baja’s expense (i) any financing statements, continuation statements or other documents required to perfect or continue the Security Interest and (ii) any other documents and instruments that Juva determines are necessary or appropriate in order to enable it to exercise its rights and remedies that are provided hereunder and by applicable law upon the occurrence of an Event of Default. This power, being coupled with an interest, shall be irrevocable until the Debt is paid in full.

9. Event of Default. An “Event of Default” under this Agreement means (i) Baja’s failure to pay when due any principal, accrued interest or other amount that is owed under either or both of the Promissory Note or this Agreement, or (ii) Baja’s failure to perform any other agreement contained in this Agreement, the Purchase Agreement or either (or both of) the Promissory Note or the failure of any representation or warranty of Baja that is contained in this Agreement, the Purchase Agreement or the Promissory Note to be true, if the failure under either (i) or (ii) is not remedied within ten (10) days after receipt of written notice from Juva.

10. Remedies on an Event of Default. Upon the occurrence of an Event of Default, Juva shall have the immediate right to take control of all or any part of the Collateral, with or without judicial process, and without advertisement, and without demand of performance or notice to Baja, except as otherwise provided in Section 9 above, all of which are (except as set forth in Section 9) expressly waived by Baja; provided, however, that if any notice is required by law in connection with the exercise by Juva of its rights and remedies, Baja agrees that ten days’
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prior written notice is a reasonable time and manner for notice (which ten days’ notice shall be concurrent with, and not in addition to, the notice required under Section 9). Furthermore, Juva may exercise all of the other rights and remedies that are provided to it under this Agreement and to a secured party by the California Uniform Commercial Code and otherwise by applicable law. Juva’s rights and remedies shall include, without limitation, the power (i) to transfer into Juva’s name or into the name of its nominee any or all of the Entire Interest or other Collateral and thereafter to receive and retain all cash and other dividends, distributions and payments made on account of the Entire Interest and other Collateral, and otherwise act with respect thereto as though it were the absolute owner thereof, and (ii) to sell all or any portion of the Entire Interest and other Collateral at a public or private sale at such place and time and at such prices and other terms as Juva may determine. Baja recognizes that Juva may be compelled to resort to one or more private sales of any or all of the Entire Interest constituting part of the Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Baja acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not, for such reason alone, be deemed to have been made in a commercially unreasonable manner. Juva shall not be under any obligation to delay a sale of any or all of the Entire Interest for the period of time necessary to permit the registration of the Entire Interest for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws. At any sale, Juva may, to the extent permissible under applicable law, purchase the whole or any part of the Entire Interest or other Collateral, and Juva shall be entitled to use and apply any or all of the Debt as a credit on account of the purchase price of the Entire Interest or other Collateral. Juva and any other purchaser of any portion or all of the Entire Interest or other Collateral at any such sale shall hold the purchased Entire Interest or other Collateral free from any claim or right on the part of Baja, and Baja hereby waives any right of redemption, stay or appraisal that it might otherwise have under applicable law.

11. Application of Proceeds. Any Collateral or the proceeds of the Collateral held or realized upon at any time by Juva following an Event of Default shall be applied in satisfaction of the Debt, in such order of application as Juva shall determine in its reasonable discretion, until the Debt is fully paid, and thereafter any balance shall be distributed to Baja or as otherwise required by applicable law.

12. No Implied Waivers; Cumulative Remedies. No delay or failure of Juva in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right or remedy preclude any further exercise thereof or of any other right or remedy. The rights and remedies of Juva under this Agreement are cumulative and not exclusive of any rights or remedies which it might otherwise have under the California Uniform Commercial Code or other applicable law. Any waiver, permit, consent or approval of any kind or character on the part of Juva of any Event of Default or any such waiver of any provision of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing. Baja acknowledges and agrees that the exercise by Juva of its rights under this Agreement and the acquisition or sale by Juva of any portion or all of the Entire Interest or other Collateral will not operate to release Baja from its obligation to pay the Debt until full payment of any deficiency on the Debt has been made in cash. Furthermore, Baja acknowledges and agrees that Juva is not obligated to exercise any of the rights or remedies provided by this Agreement, and that Juva shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment that is substantially similar to that which Juva accords its own similar property.
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13. Reimbursement of Fees and Expenses. If, after not less than 30 days after an Event of Default which has not been cured, an attorney is engaged by Juva to undertake collection, or enforce or construe any provision of this Agreement, the Purchase Agreement, or one or both of the Promissory Note, with or without the filing of any arbitration proceeding or legal action by Juva, then Baja shall pay on demand all reasonable attorneys’ fees and other costs and expenses incurred by Juva in connection therewith. If an action (arbitration or court proceeding) is brought to enforce the terms of this Agreement, the Purchase Agreement, or one or both of Promissory Note, or otherwise in connection with the transaction described herein and relationship between the parties in connection with such transaction, then the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred in connection therewith.

14. Termination of the Security Interest. The Security Interest shall terminate only if and when the Debt has been paid in full. Upon termination of the Security Interest, Juva shall, at the request of Baja, file with the California Secretary of State and any other applicable regulatory authority a statement indicating that the Security Interest has terminated.

15. Baja’s Representations and Warranties. Baja hereby represents and warrants to Juva that it is purchasing the Sold Interest for its own account for investment purposes and not for the purpose of the public distribution of the Sold Interest. No other individual, corporation, partnership or other person, entity or group will have any direct or indirect security interest or other beneficial ownership interest in the Entire Interest during the period that they remain subject to the Security Interest.

16. Reporting Requirements. Baja agrees to deliver to Juva complete and accurate quarterly financial reports (balance sheet, cash flow statement, income statement), maintained on a consistent basis and fairly showing the operations of the Company, within thirty (30) days following the end of each quarter.

17. Miscellaneous Provisions.

a.
Further Assurances. Baja shall from time to time at the request of Juva, and without further consideration, execute and deliver to Juva such further instruments of assignment, transfer, conveyance and confirmation and take such other action as Juva may reasonably request in order to more effectively fulfill the purposes of this Agreement.

b.
Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision hereof is determined by a court of competent jurisdiction or an arbitrator to be invalid or unenforceable, such provision shall be limited to the extent necessary to make it valid and enforceable, or if necessary, severed from this Agreement, and the remainder of the Agreement shall be in full force and effect.

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c.
Complete Agreement. This Agreement, the Promissory Note, and the Purchase Agreement constitute the complete and exclusive agreement between Baja and Juva with respect to the subject matter herein and thereof and replace and supersede any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof and thereof.

d.
Successors and Assigns. Subject to the provisions of this Agreement and the Purchase Agreement relating to the transferability of any portion or all of the Entire Interest, this Agreement shall be binding upon and inure to the benefit of Baja and Juva and their respective successors and assigns. Whenever appropriate in this Agreement, references to Baja or Juva shall be deemed to refer to such company’s successors or assigns.

e.
Notices. Any notice required or permitted to be given to Juva or Baja must be in writing and personally delivered or sent by registered or certified United States mail (postage prepaid and return receipt requested), by overnight delivery service or by facsimile transmission, addressed to the address shown below or to such other address as such party may designate in the foregoing manner to the other party. Any such notice that is sent by Baja or Juva in the foregoing manner shall be deemed to have been delivered upon actual personal delivery or actual receipt by facsimile transmission (with telephonic confirmation of receipt) or delivery by the United States mail or an overnight delivery service.

Seller:                  Doug Chloupek
Juva Life, Inc.
812 Hamilton Street
Redwood City, CA 94063

With copy to:      Sharmi Shah, Esq.
Sharmi Shah, Attorney at Law
255 W. Julian Street
Suite 400
San Jose, CA 95110

Buyer:                 Baja Investment Partners, LLC
441 South Madera Avenue
Kerman, CA 93640

With copy to:       Zach Drivon
2904 Pacific Ave.
Stockton, CA 95204
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f.	Amendment and Termination. This Agreement may be amended or terminated only upon a writing executed by both Juva and Baja.

g.	Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

h.
Attorneys’ Fees. If either party brings a claim or lawsuit against the other party to this Agreement to interpret or enforce any of the terms of this Agreement, or to interpret or enforce the Promissory Note, or the Purchase Agreement, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys’ fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party.

i.
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of California without reference to, and regardless of, any applicable choice or conflicts of laws principles.

j.
Dispute Resolution. All disputes concerning this Agreement shall be settled by arbitration, before one arbitrator, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The arbitrator shall be selected in accordance with such commercial arbitration rules. A party is entitled to initiate an arbitration proceeding if a dispute cannot be resolved amicably within ten days after the other party has been notified of the existence of the dispute. The arbitrator is authorized to grant injunctive relief and/or specific performance in addition to monetary relief. The arbitrator hereby is instructed to interpret and enforce this Agreement in strict accordance with its terms and in accordance with California law. All arbitration proceedings shall be held in Stockton, California.

Notwithstanding the foregoing, each party is entitled to bring an action for temporary or preliminary injunctive relief at any time in any court of competent jurisdiction in order to prevent irreparable injury that might result from a breach of this Agreement. Furthermore, upon the occurrence of an Event of Default, Juva is entitled to exercise all of the rights and remedies described in this Agreement and, at any time, to bring an action in a court of competent jurisdiction (or, at its election, to initiate an arbitration proceeding) for purposes of enforcing the Security Interest.

The award of the arbitrator in any arbitration proceeding shall be final and may be enforced in any court of competent jurisdiction, and an action to compel arbitration may be brought in any court of competent jurisdiction. The unsuccessful party to any arbitration proceeding or to any court action that is permitted by this Agreement shall pay to the successful party all costs and expenses, including, without limitation, reasonable attorneys’ fees and the fees of the arbitrator, incurred therein by the successful party. EACH PARTY AGREES THAT, TO THE EXTENT PERMISSIBLE BY LAW, ALL RIGHTS TO A TRIAL BY A JURY OF ANY CLAIM CONCERNING THIS AGREEMENT ARE ABSOLUTELY AND FOREVER WAIVED.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Baja Investment Partners, LLC:

_____________________________
Samuel Chavez, Member/Manager
Baja Investment Partners, LLC

_____________________________
Elian Zepeda, Member/Manager
Baja Investment Partners, LLC

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EXHIBIT D

Personal Guaranty

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PERSONAL GUARANTY

This PERSONAL GUARANTY (this “Guaranty”) is made as of March 31, 2021 by Samuel Chavez, an individual (“Guarantor”), in favor of Juva Life, Inc., a California corporation (“Seller”).

1.  Guarantee of Promissory Note . This Guaranty is executed in connection with the purchase of Seller’s Membership Interest (the “Membership Interest”) in VG Enterprises, LLC, a California limited liability company (the “Company”), by Baja Investment Partners, LLC, a California limited liability company (“Buyer”). Guarantor is a Member and/or Manager of Buyer, and will benefit from the Buyer’s purchase of the Membership Interest from Seller. Buyer executed a Promissory Note in connection with its obligation to pay for its purchase of Seller’s Membership Interest in the original principal amount of $825,000.00 dated March 31, 2021 (the “Promissory Note”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Promissory Note.

2.  Purpose and Consideration . The execution and delivery of this Guaranty by Guarantor is a condition to Seller’s willingness to sell its Membership Interest to Buyer in consideration of the Promissory Note, and Guarantor recognizes that Seller will rely upon this Guaranty. Guarantor has a significant employment and ownership interest in Buyer, and Buyer is becoming the sole Member of the Company, and, accordingly, Guarantor acknowledges that Guarantor will receive material direct and indirect benefits from Buyer’s purchase of Seller’s Membership Interest in the Company and Buyer’s execution of the Promissory Note.

3.  Guarantee is Independent and Absolute . The obligations of Guarantor hereunder are independent of the obligations of Buyer and of any other person who may become liable with respect to the Obligations. Guarantor is jointly and severally liable with Buyer and with any other guarantor for the full and timely payment and performance of all of the Obligations. Guarantor expressly agrees that a separate action or actions may be brought and prosecuted against Guarantor (or any other guarantor), whether or not any action is brought against Buyer, any other guarantor, or any other person for any Obligations guaranteed hereby and whether or not Buyer, any other guarantor, or any other persons are joined in any action against Guarantor. Guarantor further agrees that Seller shall have no obligation to proceed against any security for the Obligations prior to enforcing this Guaranty against Guarantor, and that Seller may pursue or omit to pursue any and all rights and remedies Seller has against any person or with respect to any security in any order or simultaneously or in any other manner. All rights of Seller and all obligations of Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Promissory Note, and (b) any other circumstances which might otherwise constitute a defense available to, or a discharge of the Buyer in respect of, the Obligations, until full payment thereof.

4.  Guarantee of Payment and Performance . Guarantor’s liability under this Guarantee is a guarantee of payment and performance of the Obligations and not of collectability, and is not conditioned or contingent upon the genuineness, validity or enforceability of the Promissory Note, and Guarantor hereby waives any and all benefits and defenses under Section 2810 of the California Civil Code and agrees that by doing so Guarantor is liable even if Buyer had no liability at the time of execution of the Promissory Note or thereafter ceases to be liable. Guarantor’s liability hereunder shall continue until all sums due under the Promissory Note have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the Promissory Note.
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5.  Consents . Guarantor hereby consents to and waives notice of any extensions of time for performance which Seller may grant to Buyer and to any modifications or amendments of the Promissory Note or extensions or renewals of the terms thereof. Guarantor waives notice of any default in the payment of any amount due under the Promissory Note.

6.      Seller’s Waiver of Right to Pursue Personal Income and Assets of Guarantor
Notwithstanding anything to the contrary in this Agreement, Seller hereby acknowledges, agrees and understands that it’s right to payment and performance under this agreement shall not include any right of recourse involving pursuit of Borrower’s personal income or assets, except for his interest in VG Enterprises, LLC which shall exist as the Seller’s sole security interest on the Promissory Note. Seller hereby expressly waives and disclaims any right to pursue Guarantor’s personal income or assets in the event of Borrower’s default.

7.  Waivers by Guarantor . Guarantor hereby waives (1) presentment, demand, protest and notice of protest, notice of dishonor and of non-payment, notice of acceptance of this Guarantee, and diligence in collection; (2) notice of the existence, creation, or incurring of any new or additional Obligations under the Promissory Note; (3) any right to require Seller to proceed against, give notice to, or make demand upon the Buyer; (4) any right to require Seller to proceed against or exhaust any security or to proceed against or exhaust any security in any particular order; (5) any right to require Seller to pursue any remedy of Seller; (6) any right to direct the application of any security held by Seller; (7) any defense arising out of any disability or other defense of Buyer, including bankruptcy, dissolution, liquidation, cessation, impairment, modification, or limitation, from any cause, of any liability of the Buyer, or of any remedy for the enforcement of such liability; (8) any statute of limitations affecting the liability of Guarantor hereunder; and (9) any other defenses available to a surety under applicable law.

8.  Bankruptcy Reimbursements . Guarantor hereby agrees that if all or any part of the Obligations paid to Seller by Buyer or any other party liable for payment and satisfaction of the Obligations (other than Guarantor) are recovered from Seller in any bankruptcy proceeding, Guarantor shall reimburse Seller immediately on demand for all amounts of such Obligations so recovered from Seller, together with interest thereon at the default rate set forth in the Promissory Note from the date such amounts are so recovered until repaid in full to Seller, and, for this purpose, this Guarantee shall survive repayment of the Promissory Note.

9.  Jurisdiction and Venue . Jurisdiction and venue shall be in the County of San Joaquin, State of California.

10.  Assignability . This Guarantee shall be binding upon Guarantor and Guarantor’s heirs and representatives and shall inure to the benefit of Seller and Seller’s successors and assigns.

11.  Payment of Costs of Enforcement . In the event any action or proceeding is brought to enforce this Guarantee, Guarantor shall pay all reasonable costs and expenses of Seller in connection with such action or proceeding, including, without limitation, reasonable attorneys’ fees incurred by Seller.

12.  Notices . Any notice required or permitted to be given by Guarantor or Seller under this Guarantee shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next-business day delivery, or (c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:
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Seller:     Doug Chloupek
Juva Life, Inc.
812 Hamilton Street
Redwood City, CA 94063

With copy to:    Sharmi Shah, Esq.
Sharmi Shah, Attorney at Law
255 W. Julian Street, Suite 400
San Jose, CA 95110

Buyer:     Baja Investment Partners, LLC
441 South Madera Avenue
Kerman, CA 93640

With copy to  Zach Drivon
2904 Pacific Ave.
Stockton, CA 95204

Either party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section 12.

13.  Severability of Provisions . If any provision hereof shall be invalid or unenforceable, then such provision shall be limited to the extent required to make it valid and enforceable, and, if required, severed from this Guaranty, and the remainder of the document shall remain in full force and effect.

14.  Waiver . Neither the failure of Seller to exercise any right or power given hereunder or to insist upon strict compliance by Buyer, Guarantor, any other guarantor, or any other person with any of its obligations set forth herein or in the Note shall constitute a waiver of Seller’s right to demand strict compliance with the terms and provisions of this Guaranty.

15.  Applicable Law . This Guaranty and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of California, without regard to conflict of law principles.

IN WITNESS WHEREOF, Guarantor has executed this Guarantee as of the day and year first above written.

GUARANTOR:

______________________________
Samuel Chavez
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PERSONAL GUARANTY

This PERSONAL GUARANTY (this “Guaranty”) is made as of March 31, 2021by Elian Zepeda, an individual (“Guarantor”), in favor of Juva Life, Inc., a California corporation (“Seller”).

1.  Guarantee of Promissory Note . This Guaranty is executed in connection with the purchase of Seller’s Membership Interest (the “Membership Interest”) in VG Enterprises, LLC, a California limited liability company (the “Company”), by Baja Investment Partners, LLC, a California limited liability company (“Buyer”). Guarantor is a Member and/or Manager of Buyer, and will benefit from the Buyer’s purchase of the Membership Interest from Seller. Buyer executed a Promissory Note in connection with its obligation to pay for its purchase of Seller’s Membership Interest in the original principal amount of $825,000.00 dated March 31, 2021 (the “Promissory Note”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Promissory Note.

2.  Purpose and Consideration . The execution and delivery of this Guaranty by Guarantor is a condition to Seller’s willingness to sell its Membership Interest to Buyer in consideration of the Promissory Note, and Guarantor recognizes that Seller will rely upon this Guaranty. Guarantor has a significant employment and ownership interest in Buyer, and Buyer is becoming the sole Member of the Company, and, accordingly, Guarantor acknowledges that Guarantor will receive material direct and indirect benefits from Buyer’s purchase of Seller’s Membership Interest in the Company and Buyer’s execution of the Promissory Note.

3.  Guarantee is Independent and Absolute . The obligations of Guarantor hereunder are independent of the obligations of Buyer and of any other person who may become liable with respect to the Obligations. Guarantor is jointly and severally liable with Buyer and with any other guarantor for the full and timely payment and performance of all of the Obligations. Guarantor expressly agrees that a separate action or actions may be brought and prosecuted against Guarantor (or any other guarantor), whether or not any action is brought against Buyer, any other guarantor, or any other person for any Obligations guaranteed hereby and whether or not Buyer, any other guarantor, or any other persons are joined in any action against Guarantor. Guarantor further agrees that Seller shall have no obligation to proceed against any security for the Obligations prior to enforcing this Guaranty against Guarantor, and that Seller may pursue or omit to pursue any and all rights and remedies Seller has against any person or with respect to any security in any order or simultaneously or in any other manner. All rights of Seller and all obligations of Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Promissory Note, and (b) any other circumstances which might otherwise constitute a defense available to, or a discharge of the Buyer in respect of, the Obligations, until full payment thereof.

4.  Guarantee of Payment and Performance . Guarantor’s liability under this Guarantee is a guarantee of payment and performance of the Obligations and not of collectability, and is not conditioned or contingent upon the genuineness, validity or enforceability of the Promissory Note, and Guarantor hereby waives any and all benefits and defenses under Section 2810 of the California Civil Code and agrees that by doing so Guarantor is liable even if Buyer had no liability at the time of execution of the Promissory Note or thereafter ceases to be liable. Guarantor’s liability hereunder shall continue until all sums due under the Promissory Note have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the Promissory Note.
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5.  Consents . Guarantor hereby consents to and waives notice of any extensions of time for performance which Seller may grant to Buyer and to any modifications or amendments of the Promissory Note or extensions or renewals of the terms thereof. Guarantor waives notice of any default in the payment of any amount due under the Promissory Note.

6.      Seller’s Waiver of Right to Pursue Personal Income and Assets of Guarantor

Notwithstanding anything to the contrary in this Agreement, Seller hereby acknowledges, agrees and understands that it’s right to payment and performance under this agreement shall not include any right of recourse involving pursuit of Borrower’s personal income or assets, except for his interest in VG Enterprises, LLC which shall exist as the Seller’s sole security interest on the Promissory Note. Seller hereby expressly waives and disclaims any right to pursue Guarantor’s personal income or assets in the event of Borrower’s default.

7.  Waivers by Guarantor . Guarantor hereby waives (1) presentment, demand, protest and notice of protest, notice of dishonor and of non-payment, notice of acceptance of this Guarantee, and diligence in collection; (2) notice of the existence, creation, or incurring of any new or additional Obligations under the Promissory Note; (3) any right to require Seller to proceed against, give notice to, or make demand upon the Buyer; (4) any right to require Seller to proceed against or exhaust any security or to proceed against or exhaust any security in any particular order; (5) any right to require Seller to pursue any remedy of Seller; (6) any right to direct the application of any security held by Seller; (7) any defense arising out of any disability or other defense of Buyer, including bankruptcy, dissolution, liquidation, cessation, impairment, modification, or limitation, from any cause, of any liability of the Buyer, or of any remedy for the enforcement of such liability; (8) any statute of limitations affecting the liability of Guarantor hereunder; and (9) any other defenses available to a surety under applicable law.

8.  Bankruptcy Reimbursements . Guarantor hereby agrees that if all or any part of the Obligations paid to Seller by Buyer or any other party liable for payment and satisfaction of the Obligations (other than Guarantor) are recovered from Seller in any bankruptcy proceeding, Guarantor shall reimburse Seller immediately on demand for all amounts of such Obligations so recovered from Seller, together with interest thereon at the default rate set forth in the Promissory Note from the date such amounts are so recovered until repaid in full to Seller, and, for this purpose, this Guarantee shall survive repayment of the Promissory Note.

9.       Jurisdiction and Venue . Jurisdiction and venue shall be in the County of San Joaquin, State of California.

10.  Assignability . This Guarantee shall be binding upon Guarantor and Guarantor’s heirs and representatives and shall inure to the benefit of Seller and Seller’s successors and assigns.

11.  Payment of Costs of Enforcement . In the event any action or proceeding is brought to enforce this Guarantee, Guarantor shall pay all reasonable costs and expenses of Seller in connection with such action or proceeding, including, without limitation, reasonable attorneys’ fees incurred by Seller.

12.  Notices . Any notice required or permitted to be given by Guarantor or Seller under this Guarantee shall be in writing and will be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next-business day
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delivery, or (c) on the third business day after mailing, by registered or certified United States mail, postage prepaid, in any case to the appropriate party at its address set forth below:

Seller:     Doug Chloupek
Juva Life, Inc.
812 Hamilton Street
Redwood City, CA 94063

With copy to:    Sharmi Shah, Esq.
Sharmi Shah, Attorney at Law
255 W. Julian Street, Suite 400
San Jose, CA 95110

Buyer:          Baja Investment Partners, LLC
441 South Madera Avenue
Kerman, CA 93640

With copy to:     Zach Drivon
 2904 Pacific Ave.
 Stockton, CA 95204

Either party may change such party’s address for notices or copies of notices by giving notice to the other party in accordance with this Section 12.

13.  Severability of Provisions . If any provision hereof shall be invalid or unenforceable, then such provision shall be limited to the extent required to make it valid and enforceable, and, if required, severed from this Guaranty, and the remainder of the document shall remain in full force and effect.

14.  Waiver . Neither the failure of Seller to exercise any right or power given hereunder or to insist upon strict compliance by Buyer, Guarantor, any other guarantor, or any other person with any of its obligations set forth herein or in the Note shall constitute a waiver of Seller’s right to demand strict compliance with the terms and provisions of this Guaranty.

15.  Applicable Law . This Guaranty and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of California, without regard to conflict of law principles.

IN WITNESS WHEREOF, Guarantor has executed this Guarantee as of the day and year first above written.

GUARANTOR:

______________________________
Elian Zepeda
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EXHIBIT E

Assignment and Assumption of Limited Liability Company Interest

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ASSIGNMENT AND ASSUMPTION OF
LIMITED LIABILITY COMPANY INTEREST

THIS ASSIGNMENT AND ASSUMPTION OF LIMITED LIABILITY COMPANY INTEREST (this “Assignment”) is made as of March 31, 2021by and between Juva Life, Inc., a California corporation (“Assignor”), and Baja Investment Partners, LLC, a California limited liability company (“Assignee”).

RECITALS

WHEREAS, VG Enterprises, LLC, a California limited liability company (the “Company”), was formed pursuant to the filing of the Articles of Organization of the Company with the Secretary of State of the State of California;

WHEREAS, the management, control and operation of the business and affairs of the Company are governed by that certain Operating Agreement of the Company dated as of December 11, 2017 (the “Operating Agreement”) by and between Assignor and the other Members of the Company; and

WHEREAS, Assignor owns and holds one hundred percent (100%) of the outstanding limited liability company interests in the Company (the “Assigned Interest”); and

WHEREAS, Assignor and Assignee have entered into that certain Agreement for Purchase of LLC Interest dated as of March 31, 2021 (the “Agreement”), pursuant to which Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Assigned Interest, in accordance with the terms and conditions set forth in the Agreement; and

WHEREAS, Assignor and Assignee wish to effect the assignment and transfer of the Assigned Interest by Assignor to Assignee pursuant to the Agreement by means of this Assignment.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment.  Assignor hereby assigns, transfers, conveys and sets over to Assignee, its successors and assigns, all of Assignor’s right, title and interest in, under and to the Assigned Interest, including, without limitation, (a) all rights to share in such profits and losses, to receive such distribution or distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which Assignor, as owner of the Assigned Interest, was entitled, (b) all right, title and interest in and to Assignor’s capital account with respect to the Assigned Interest, (c) all right, title and interest of Assignor in connection with Assignor’s ownership of the Assigned Interest under and pursuant to the Operating Agreement, (d) all rights of Assignor as owner of the Assigned Interest to exercise any and all rights, powers and remedies with respect to the Assigned Interest and to participate in the management of the business and affairs of the Company as and to the extent provided or permitted under the Operating Agreement, and (e) all other rights otherwise inuring to Assignor by virtue of owning the Assigned Interest.
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2. Acceptance and Assumption. Assignee hereby accepts the assignment and transfer of the Assigned Interest as provided in Section 1 hereof and agrees to assume all obligations and duties of Assignor with respect to the Assigned Interest from and after the execution and delivery of this Assignment.

3. Membership in Company. Assignor hereby (a) consents to Buyer being admitted as and becoming a member of the Company upon the execution and delivery of this Assignment, and (b) acknowledges and agrees that Assignor hereby ceases (i) to be a member of the Company and (ii) to have the power to exercise any right, power or remedy as a member of the Company.

4. Amendment and Restatement of Operating Agreement. Assignee shall have the right to amend and restate the Operating Agreement upon or after the execution and delivery of this Assignment to reflect the terms and conditions of this Assignment and incorporate such other terms and conditions as Assignee may find acceptable in its sole discretion.

5. Miscellaneous.

a. Governing Law. This Assignment shall be governed by, and construed in accordance with, the laws of the State of California without regard to its choice-of-law and conflicts-of-laws rules.

b. Severability. Any provision of this Assignment which is illegal, invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Assignment in any jurisdiction. If the final judgment of a court of competent jurisdiction declares that any provision of this Assignment is illegal, invalid or unenforceable, the parties hereto agree that such court shall have the power to modify such provision consistent with the intent of the parties hereto.

c. Headings. The section headings contained in this Assignment are for convenience only and shall not be considered in the interpretation or construction of the provisions of this Assignment.

d. Binding Nature. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

e. Counterparts. This Assignment may be executed in any number of counterparts and such counterparts may be exchanged by means of electronic mail or facsimile transmission, and each of such counterparts shall be deemed an original but all of them together shall constitute one and the same instrument. In the event that counterparts of this Assignment are executed and exchanged by electronic mail or facsimile transmission, the parties hereto shall endeavor to exchange original executed counterparts of this Assignment.
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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Limited Liability Interest to be duly executed and delivered as of March 31, 202.

ASSIGNOR:
Juva Life, Inc.

_____________________________
Douglas Chloupek
CEO

ASSIGNEE:
Baja Investment Partners, LLC

_____________________________
Samuel Chavez, Member/Manager
Baja Investment Partners, LLC

_____________________________
Elian Zepeda, Member/Manager
Baja Investment Partners, LLC

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EXHIBIT F

Resignation of the Seller as a Manager of the Company

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NOTICE OF DISASSOCIATION AND RESIGNATION AS MANAGER

Juva Life, Inc., a California corporation, is the sole Member and Manager of VG Enterprises, LLC, a California limited liability company.

 Juva Life, Inc. hereby provides Notice that it has transferred its entire Membership Interest in Company to Baja Investment Partners, LLC, a California limited liability company, pursuant to an Agreement for Purchase of LLC Interest dated as of March 31, 2021 (the “Agreement”).

Member hereby disassociates from Company.

Member hereby resigns as Manager of Company.

This Notice is effective as of March 31, 2021.

MEMBER/MANAGER:
Juva Life, Inc.

_____________________________
Douglas Chloupek
CEO

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EXHIBIT G

Seller’s Closing Certificate

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SELLER’S CLOSING CERTIFICATE

This Certificate is executed and delivered by Juva Life, Inc. pursuant to Section 5.2.3 of the Agreement for Purchase of LLC Interest dated as of March 31, 2021 (the “Agreement”) by and among Juva Life, Inc., a California corporation (“Seller”) and Baja Investment Partners, LLC, a Limited Liability Company (“Buyer”). Capitalized terms used but not defined in this Certificate shall have the respective meanings set forth in the Agreement.

Seller hereby certifies to Buyer as follows:

1. All representations and warranties of the Seller contained in the Agreement or in any of the Seller Documents were true and correct in all material respects as of the date of the Agreement or the Seller Documents, as the case may be, and are true and correct in all material respects as of the date hereof.

2. The Seller has performed and complied with, in all material respects, all covenants, obligations and conditions required by the Agreement to be performed or complied with by the Seller prior to or on the date hereof.

3.  No injunction, order or decree of any Governmental Authority is in effect which restrains or prohibits the consummation of the transaction contemplated by the Agreement on the date hereof.

4. In reliance on the certifications made by Buyer in the Certificate of Buyer dated the date hereof, all of the conditions precedent to the obligation of the Seller to consummate the transaction contemplated by the Agreement have been satisfied.

IN WITNESS WHEREOF, the Seller has duly executed and delivered this Certificate on March 31, 2021.

SELLER:
Juva Life, Inc.

_____________________________
Douglas Chloupek
CEO

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EXHIBIT H

Buyer’s Closing Certificate

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BUYER’S CLOSING CERTIFICATE

This Certificate is executed and delivered by Baja Investment Partners, LLC, a California limited liability company (“Buyer”), pursuant to Section 5.3.6 of the Agreement for Purchase of LLC Interest dated as of March 31, 2021 (the “Agreement”) by and among Buyer, and Juva Life, Inc., a California corporation (“Seller”). Capitalized terms used but not defined in this Certificate shall have the respective meanings set forth in the Agreement.

Buyer hereby certifies to the Seller as follows:

1. All representations and warranties of Buyer contained in the Agreement or in any of the Buyer Documents were true and correct in all material respects as of the date of the Agreement or the Buyer Documents, as the case may be, and are true and correct in all material respects as of the date hereof.

2. Buyer has performed and complied with, in all material respects, all covenants, obligations and conditions required by the Agreement to be performed or complied with by Buyer prior to or on the date hereof.

3. No injunction, order or decree of any Governmental Authority is in effect which restrains or prohibits the consummation of the transaction contemplated by the Agreement on the date hereof.

4. In reliance on the certifications made by the Seller in the Certificate of the Seller dated the date hereof, all of the conditions precedent to the obligation of Buyer to consummate the transaction contemplated by the Agreement have been satisfied.

IN WITNESS WHEREOF, Buyer has duly executed and delivered this Certificate on March 31, 2021.

BUYER:
Baja Investment Partners, LLC:

_____________________________
Samuel Chavez, Member/Manager
Baja Investment Partners, LLC

_____________________________
Elian Zepeda, Member/Manager
Baja Investment Partners, LLC

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EXHIBIT I

Lease

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EXHIBIT J

UCC-1

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